Exhibit 99.1 Tejal Engman Investor Relations (240) 744-5116 ir@hosthotels.com

Host Hotels & Resorts, Inc. Announces Commencement of Tender Offer for 4.750% Series C Senior Notes Due 2023 by Host Hotels & Resorts, L.P.

BETHESDA, MD; August 11, 2020 – Host Hotels & Resorts, Inc. (NYSE: HST) (the “Company”), the nation’s largest lodging real estate investment trust, today announced that Host Hotels & Resorts, L.P. ("Host L.P."), for whom the Company acts as sole general partner, has commenced a cash tender offer for any and all of its outstanding 4.750% Series C Senior Notes due 2023 (CUSIP No. 44107TAT3) (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated as of the date hereof (the “Offer to Purchase”), the related Letter of Transmittal (the “Letter of Transmittal”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). As of August 10, 2020, there were $450 million principal amount of Notes outstanding. The tender offer is referred to herein as the “Offer.” The Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

The tender offer consideration for each $1,000 principal amount of the Notes purchased pursuant to the Offer will be $1,070 (the “Tender Offer Consideration”). Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Time (as defined below) in order to be eligible to receive the Tender Offer Consideration. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date (as defined in the Offer to Purchase) for the Notes. Host L.P. expects the Payment Date to occur on August 20, 2020.

The Offer will expire at 5:00 p.m., New York City time, on August 17, 2020 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by Host L.P. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase.

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Exhibit 99.1 Tejal Engman Investor Relations (240) 744-5116 ir@hosthotels.com

Host L.P.’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in Host L.P.’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, Host L.P.’s receipt of aggregate proceeds (before underwriter’s discounts and commissions and other offering expenses) of at least $500 million from an offering of new senior notes, on terms satisfactory to Host L.P. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

Host L.P. has retained D.F. King & Co., Inc., as the tender agent and information agent for the Offer. Host L.P. has retained J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC as the dealer managers (the “Dealer Managers”) for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers), (800) 848-3402 (all others), or host@dfking.com. Copies of the Offer to Purchase, Letter of Transmittal, and Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/host. Questions regarding the terms of the Offer should be directed to J.P. Morgan Securities LLC at (212) 834-3424 (collect) or (866) 834-4666 (toll-free), BofA Securities, Inc. at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or via email to liabilitymanagement@wellsfargo.com.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Host L.P. by one or more of the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Exhibit 99.1 Tejal Engman Investor Relations (240) 744-5116 ir@hosthotels.com

Host Inc. is the largest lodging REIT and one of the largest owners of luxury and upper upscale hotels and conducts its operations through Host L.P. Host Inc. has the exclusive and complete responsibility for Host L.P.’s day-to-day management and control. As of August 1, 2020, the Company’s consolidated lodging portfolio consists of 80 primarily luxury and upper-upscale hotels containing approximately 46,700 rooms, with the majority located in the United States, and with five of the hotels located outside of the United States in Brazil and Canada. In addition, the Company owns non-controlling interests in five domestic and one international joint venture and a timeshare venture in Hawaii.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; our ability to make payment on the Notes tendered pursuant to the Offer; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a real estate investment trust for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends;

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Exhibit 99.1 Tejal Engman Investor Relations (240) 744-5116 ir@hosthotels.com and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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